                                                                     Exhibit 4.1

                      [FORM OF COMMON STOCK CERTIFICATE]


        Number                                           Shares

        Common Stock                        See reverse for certain definitions
This certificate is transferable
      in Houston, Texas

               INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS

                       REPUBLIC BANCSHARES OF TEXAS, INC.



        THIS CERTIFIES THAT ___________________________________________

          is the owner of ____________________________________ shares

                     OF REPUBLIC BANCSHARES OF TEXAS, INC.

transferable on the books of the Corporation by the holder hereof, in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to the provisions of the laws of the State of Texas and to all of the provisions of the Articles of Incorporation and the Bylaws of the Corporation, as amended from time to time, to all of which the holder hereof by acceptance of this certificate assents. This certificate is not valid until countersigned by a transfer agent and registered by a registrar.

                            Dated:              By:
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                      [REVERSE SIDE OF STOCK CERTIFICATE]

                       Republic Bancshares of Texas, Inc.

          The Corporation will furnish without charge to each shareholder who so requests a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT - ______ Custodian_______

TEN ENT - as tenants by the entireties       under Uniform Gift to Minors Act
                                             _____
                                            (State)
JT TEN - as joint tenants with right
         of survivorship and not as
         tenants in common

    Additional abbreviations may also be used though not in the above list.

     For value received, ____________________________________ hereby sell(s), assign(s) and transfer(s) unto _____________________________ ________________
Shares of the capital stock represented by the within Certificate, and does/do hereby irrevocably constitute and appoint _______________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

     Dated_________________________

                                    ______________________________________
                                              (SIGNATURE)

                                    ______________________________________
                                              (SIGNATURE)

                                    NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

                                    THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                    "ELIGIBLE GUARANTOR INSTITUTION" AS DEFINED
                                    IN RULE 17AD-15 UNDER THE SECURITIES
                                    EXCHANGE ACT OF 1934, AS AMENDED.

                                    SIGNATURE(S) GUARANTEED BY:

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